Exhibit 4.13

CURATIVE BIOTECHNOLOGY, INC.

NOTICE OF GRANT

You have been granted a Nonstatutory Stock Option to purchase Common Stock of the Company, subject to the terms and conditions of this agreement, as follows:

Name of Optionee: Sohn Health Strategies LLC

Date of Grant: September 27, 2021

Vesting Commencement Date: September 27, 2021

Exercise Price per Share: $0.11

Total Number of Shares Granted: 8,081,037, subject to adjustment as set forth in Section 10(d) of this Agreement.

Total Exercise Price: $888,914.07

Term/Expiration Date: September 27, 2031

Vesting Schedule: the Options vest (i) 50% on September 27, 2021 and (ii) 50% on September 27, 2022.

I. TERMS

This Option shall vest and may be exercised, in whole or in part, in accordance with the Vesting Schedule set forth above after the Vesting Commencement Date, subject to the Optionee continuing to be a Service Provider on such date. This Option may be exercised for three (3) months after Optionee ceases to be a Service Provider in accordance with Section 8 of this Agreement. Upon the death or Disability of the Optionee, this Option may be exercised for three (3) months after the Optionee ceases to be a Service Provider in accordance with Sections 9 and 10 of this Agreement. In no event shall this Option be exercised later than the Term/Expiration Date provided.

II. AGREEMENT

1. Definitions..— As used herein, the following terms shall have the following meanings:

(a) “Agreement” means this Stock Option Agreement between the Company and Optionee evidencing the terms and conditions of this Option.

(b) “Applicable Laws” means the requirements relating to the administration of stock Options under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction that may apply to this Option.

(c) “Board” means the Board of Directors of the Company or any committee of the Board that has been designated by the Board to administer this Agreement.

(d) “Capital Raising Event” has the meaning set forth in Section 10(d) hereof.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Common Stock” means the common stock, $0.0001 par value of the Company.

(g) “Company” means Curative Biotechnology, Inc., a Florida corporation.

(h) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(i) “Director” means a member of the Board.

(j) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(k) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange or The NYSE American, Nasdaq, Nasdaq Capital Market, Nasdaq Global Select Market, or Over the Counter Bulletin Board, its Fair Market Value shall be the closing sales price for such stock (or the closing bid price, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(2) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean the average of the high bid and low asked prices for the Common Stock on the day of determination; or

(3) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(n) “Nonstatutory Stock Option” means an Option not intended to qualify as an incentive stock Option within the meaning of Section 22 of the Code and the regulations promulgated thereunder.

(o) “Notice of Grant” means a written notice, prior to Section 1 of this Agreement, evidencing certain terms and conditions of this Option grant. The Notice of Grant is part of the Option Agreement.

(p) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(q) “Option” means this stock Option.

(r) “Optioned Stock” means the Common Stock subject to this Option.

(s) “Optionee” means the person named in the Notice of Grant of such person’s successor.

(t) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 24(e) of the Code.

(u) “Service Provider” means an Employee, Director or Consultant.

(v) “Share” means a share of the Common Stock, as adjusted in accordance with Section 11 of this Agreement.

(w) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 24(f) of the Code.

2. Grant of Option. — The Board hereby grants to the Optionee named in the Notice of Grant attached to the Agreement, the Option to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of this Agreement.

3. Exercise of Option. —

(a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of this Agreement.

(b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be completed by the Optionee and delivered to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

(c) Legal Compliance. No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

4. Method of Payment. — Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(a) cash or check;

(b) consideration received by the Company under a cashless exercise program implemented by the Company; or

(c) surrender of other Shares, provided such Shares were acquired directly from the Company, (i) have been owned by the Optionee for more than twelve (12) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

5. Non-Transferability of Option. — This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

6. Term of Option. — This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the terms of this Agreement.

7. Termination of Relationship as a Service Provider..— If the Optionee ceases to be a Service Provider (other than for death or Disability), this Option may be exercised for a period of three (3) months after the date of such termination (but in no event later than the term/expiration date of this Option as set forth in the Notice of Grant) to the extent that the Option is vested on the data of such termination. To the extent that the Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

8. Disability of Optionee. — If the Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, this Option may be exercised for a period of three (3) months after the date of such termination (but in no event later than the expiration date of this Option as set forth in the Notice of Grant) to the extent that the Option is vested on the date of such termination. To the extent that Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

9. Death of Optionee. — If the Optionee dies while a Service Provider, the Option may be exercised at any time within three (3) months following the date of death (but in no event later than the expiration date of this Option as set forth in the Notice of Grant), by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, after death, the Optionee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate.

10. Adjustments upon Changes in Capitalization, Dissolution, Merger or Asset Sale. —

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by this Option, as well as the price per share of Common Stock covered by this Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided in this Agreement, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to this Option.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Board shall notify Optionee as soon as practicable prior to the effective date of such proposed transaction. The Board in its discretion may provide for the Optionee to have the right to exercise his or her Option until fifteen (15) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed.

(c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, the Option shall be assumed or an equivalent Option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If the Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee in writing or electronically that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

(d) Adjustment on Offering / Reverse Stock Split – In the event that the Company completes a reverse stock split and capital raising transaction of at least $5,000,000 (collectively, both conditions, the “Capital Raising Event”), then upon the completion of such Capital Raising Event, the number of Shares underlying the Option (as set forth in the Notice of Grant) will increase such that the number of Shares underlying the Option will be equal to one percent (1.00%) of the fully diluted capital stock of the Company. Such adjustment will only occur one (1) time upon the first Capital Raising Event.

11. Notices.— Any notice to be given to the Company hereunder shall be in writing and shall be addressed to the Company at its then current principal executive office or to such other address as the Company may hereafter designate to the Optionee by notice as provided in this Section. Any notice to be given to the Optionee hereunder shall be addressed to the Optionee at the address set forth beneath Optionee’s signature hereto, or at such other address as the Optionee may hereafter designate to the Company by notice as provided herein. A notice shall be deemed to have been duly given when personally delivered or mailed by registered or certified mail to the party entitled to receive it.

12. Withholding Taxes. —Optionee agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state, and local income and employment tax withholding requirements applicable to the Option exercise. Optionee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

13. Entire Agreement; Governing Law. —This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes in its entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws, but not the choice of law rules, of Florida

14. No Guarantee of Continued Service. —Optionee acknowledges and agrees that the vesting of shares pursuant to the vesting schedule hereof is earned only by continuing as a Service Provider at the will of the Company (and not through the act of being hired, being granted an Option or purchasing Shares hereunder). Optionee further acknowledges and agrees that this Agreement, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as a Service Provider for the vesting period, for any period, or at all, and shall not interfere with Optionee’s right or the Company’s right to terminate Optionee’s relationship as a service provider at any time, with or without cause.

OPTIONEE		Curative Biotechnologies, Inc.

/s/ Sohn Health Strategies LLC		/s/ Richard Garr
By:	Catherine Sohn	By:	Richard Garr
Its:	Manager	Its:	CEO